UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             _______________________

                                    FORM SB-2
                                (AMENDMENT NO. 4)
                             _______________________


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             _______________________


                          SOUTHERN SAUCE COMPANY, INC.
                          ----------------------------
                 (Name of small business issuer in its charter)


       Florida                          2090                     11-3737500
---------------------      ----------------------------      -------------------
State or jurisdiction      (Primary Standard Industrial       (I.R.S. Employer
 of incorporation or        Classification Code Number)      Identification No.)
   organization


                             11951 S.E. 57th Street
                        Morriston, FL 32668 352-486-4541
                        --------------------------------
          (Address and telephone number of principal executive offices)


                   11951 S.E. 57th Street, Morriston, FL 32668
                   -------------------------------------------
                    (Address of principal place of business)


                           Robert E. Jordan, President
                          Southern Sauce Company, Inc.
                             11951 S.E. 57th Street
                               Morriston, FL 32668
                                  352-486-4541
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    Copy to:

                              Joel Bernstein, Esq.
                         2666 Tigertail Ave., Suite 104
                              Miami, Florida 33133
                              Tel.: (305) 858-7300
                               Fax:(786) 513-8522

Approximate date of proposed commencement of sale to the public: As soon as possible after the Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                      CALCULATION OF REGISTRATION FEE
__________________________________________________________________________________________________________

Title of each class       Amount of shares      Proposed maximum       Proposed maximum         Amount of
   of securities          to be registered        offer price         aggregate offering      registration
 to be registered                                 per unit (1)              price                 fee
__________________________________________________________________________________________________________
SERIES A CONVERTIBLE          50,000                 $10.00                 $500,000             $58.85
  PREFERRED STOCK

COMMON STOCK (2)              5,000,000              0                      0                    0 (3)
__________________________________________________________________________________________________________

(1) Estimated solely for purposes of calculating the registration fee based upon the proposed sale price of the shares.

(2) Represents the common stock issuable on the conversion of the Series A Convertible Preferred Stock.

(3) No fee pursuant to Rule 457(i)

The Company hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Acts of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

                                   PROSPECTUS
                          SOUTHERN SAUCE COMPANY, INC.

              50,000 shares of Series A Convertible Preferred Stock

                                $10.00 per share

We are offering shares of our Series A Convertible Preferred Stock (the "Preferred Stock"). The Preferred Stock may be converted by the holder into 100 shares of our common stock at any time. No additional payment is required in connection with a conversion. We will not pay any dividend on the Preferred Stock unless we pay a dividend on our common stock. In that event the holders will be paid a dividend equivalent to the dividend which would be received on the number of shares of common stock into which the Preferred Stock could be converted. In the event that we are liquidated the Preferred Stock would be entitled to receive the amount of $10 per share before any distribution to our common stock.

This prospectus also relates to the offering of up to 5,000,000 shares of our Common Stock which may be issued upon conversion of the Series A Convertible Preferred Stock.

There is no minimum number of shares that must be sold in this offering. We will retain all proceeds from sales of the shares irrespective of the number of shares sold.

The shares are being offered through our executive officers pursuant to an exemption as a broker/dealer under Rule 3a 4-1 of the Securities Exchange Act. There is no minimum offering. Proceeds from the sale of the shares, up to $500,000 if all the shares offered are sold, will not be placed in an escrow account and may be used by us upon receipt. We are offering the shares until 180 days from effective date but we may terminate the offering earlier.

Prior to this offering there has been no public market for our preferred stock or common stock and there can be no assurance that any such market will develop.

THE SHARES INVOLVE SUBSTANTIAL RISK. SEE "RISK FACTORS" ON PAGE 2.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY NOR HAS THE COMMISSION OR ANY SUCH AGENCY PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 The date of this Prospectus is October, __ 2005

                               PROSPECTUS SUMMARY

        This summary does not contain all of the information you should consider before making your investment decision. You should read the entire prospectus carefully, including the section titled "Risk Factors" and the financial statements and the notes relating to those statements.

        We were incorporated in Florida in December 2004. All of our operations to date have been related to the formation and development of our business. We currently have minimal assets, no revenues and no operating history beyond certain start-up activities. Our ability to commence commercial operations and successfully implement our business plan depends on us obtaining adequate financial resources, which cannot be assured.

        We were formed to make and sell specialty food products such as barbeque sauces and condiments. The objective of our company is to successfully operate a specialty food product company for a profit. However, since we are in the developmental stage and have not yet introduced any products into the marketplace, we can not assure you that we will achieve this objective.

Our principal executive offices are located at 11951 S.E. 57th Street, Morriston, FL 32668 our telephone number is 352-486-4541.

The Offering

Stock Offered:                          50,000 shares of Series A Convertible
                                        Preferred Stock

Offering price:                         $10.00 per share

Liquidation Preference:                 $10.00 per share

Dividends:                              In the event a dividend or distribution
                                        is declared on the Common Stock of the
                                        Company, in cash or other property
                                        (other than a dividend of our Common
                                        Stock), the holders of the Series A
                                        convertible Preferred Stock will be
                                        entitled to receive the amount of cash
                                        or property equal to the cash or
                                        property which would be received by the
                                        holders of the number of shares of
                                        Common Stock into which such shares of
                                        Series A Convertible Preferred Stock
                                        could be converted immediately prior to
                                        such dividend or distribution.

Optional Conversion:                    Each share of convertible preferred
                                        stock may be converted, at the option of the holder, into 100 shares of our common stock, subject to adjustment in a number of circumstances described under
                                        "Description of Series A Convertible
                                        Preferred Stock--Conversion Rate
                                        Adjustments." No additional payment is
                                        required in connection with a
                                        conversion.

Voting Rights:                          The Preferred Stock will vote, on an as
                                        converted basis, with the Common Stock.

Series A Convertible Preferred
Stock Outstanding:                      None

Common Stock outstanding:

  Prior to offering:                    2,500,000 shares

  Assuming sale of all preferred
  and conversion of convertible
  preferred Stock into common stock:    7,500,000 shares

Estimated Proceeds:                     Because this is a self underwritten
                                        offering with no minimum, we may receive from $0 up to $500,000 if all 50,000 shares offered are sold.

Use of Proceeds:                        Operations and development of our
                                        business, acquire labels, bottles,
                                        cartons, initial manufacture, marketing, and working capital.

Risk Factors:                           Prospective Investors should carefully
                                        evaluate the following matters,
                                        including those under the heading "Risk
                                        Factors".

                                  RISK FACTORS

        An investment in our shares involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following factors in evaluating us and our business before purchasing the shares.

BUSINESS RISKS

BECAUSE WE WERE ORGANIZED IN DECEMBER 2004 AND HAVE NOT CONDUCTED OPERATIONS OF OUR SPECIALTY FOOD BUSINESS BEYOND INITIAL START-UP OPERATIONS, OUR BUSINESS MAY NOT BE SUCCESSFUL.

        Our company was incorporated in December 2004 and has only undertaken activities related to its formation, initial planning of our business and preparing for this offering. We have not begun to offer any products into the marketplace. We have no history of operating such business upon which you can rely in making an investment decision concerning this offering. Investing in a business in the start-up phase is riskier than investing in a business that has already begun selling products and has a history of operations.

OUR INDEPENDENT AUDITORS HAVE RAISED SUBSTANTIAL DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

        Our independent auditors have raised substantial doubts about our ability to continue as a going concern in their report on our financial statements. If we are unable to continue as going concern we would experience additional losses from the write-down of assets.

BECAUSE WE MAY NOT BE SUCCESSFUL IN DEVELOPING OUR PROPOSED SPECIALTY FOOD BUSINESS, THIS IS A RISKY INVESTMENT.

        The establishment of any new business is difficult and there can be no assurance that we will be able to enter the commercial marketplace with products or that any products we introduce will be a commercial success.

BECAUSE OUR PRODUCTS MAY NOT BE COMMERCIALLY SUCCESSFUL, WE MAY NOT BE ABLE TO CONTINUE IN BUSINESS.

        In order to achieve profitable operations we are dependent upon market acceptance of our products, substantial sales and the ability to produce and distribute products at satisfactory cost levels, none of which can be assured. We have not introduced our initial barbecue sauce product into the marketplace.

WE RELY ON A LICENSE FROM OUR CONTROLLING STOCKHOLDER FOR THE RECIPE FOR OUR FIRST PRODUCT. OUR RIGHT TO USE SUCH RECIPE MAY BE TERMINATED UNDER CERTAIN CIRCUMSTANCES AND THIS MAY RESULT IN A CONFLICT OF INTEREST, WHICH COULD BE DETRIMENTAL TO US.

        Under the terms of the license of the recipe for our proposed first product, the Licensor may cancel and terminate our use of the recipe in the event we have not introduced a product into the commercial marketplace based on the recipe and recognized revenues of $500,000 from such product by September 30, 2006. In the event we make an outright sale of the license or sub-license of the recipe we are required to share in the proceeds equally (50/50 split) with Mr. Jordan. Although we believe all transactions between Southern Sauce Company, Inc. and Mr. Jordan have been and will be fair, the terms of the license agreement may cause our business to be adversely affected.

        For example,

        Mr. Jordan could exercise his control to put himself in a position to terminate the license and obtain the rights to the recipe or influence the terms of an acquisition of the company to obtain a 50% share of the proceeds.

WE MAY NOT RECEIVE ENOUGH CAPITAL FROM THIS OFFERING TO ENABLE US TO INTRODUCE OUR FIRST PRODUCT INTO THE MARKETPLACE, WHICH MEANS WE MAY NOT BE ABLE TO CONTINUE OPERATING OUR BUSINESS.

        We are dependent on the availability of capital from this offering to proceed with our plan to offer specialty food products in the commercial marketplace. Southern Sauce Company, Inc. is selling the shares directly to public without the use of a registered broker/dealer firm. There is no minimum amount of shares which we have to sell in this offering so we may not sell a sufficient number of shares to successfully implement our business plan. We have no current arrangements with respect to, or sources of any additional capital, and there can be no assurance that such additional capital will be available to us when needed. If we are unable to obtain additional capital this would have a material adverse effect on us and would cause us to be unable to enter the marketplace with our first product. To the extent that any such financing involves the sale of our equity securities, the interests of our then existing stockholders, including the investors in this offering, could be substantially diluted.

        Management believes that we will require a minimum of $50,000 of available capital to enter the marketplace with our initial product. If such capital does not become available from the proceeds of this offering or such other sources we will continue development stage operations for the next 12 months from available cash on hand. We have no commitments for additional capital as of the date of this prospectus and will not seek other capital until the termination of this offering. Accordingly, investors are advised that the proceeds of this offering may not be sufficient to enable us to enter the commercial market place and if additional capital is not received within 12 months from the date of this prospectus we may have to curtail remaining operations.

WE HAVE NO ARRANGEMENT OR RESOURCES OF ADDITIONAL CAPITAL AND MAY HAVE TO CURTAIL OUR OPERATIONS IF ADDITIONAL CAPITAL IS NOT AVAILABLE WHEN WE NEED IT.

        If we succeed in introducing our first product into the marketplace we anticipate that sales of our product will generate sufficient cash flow to support our operations for the next twelve months. However, this is based on our assumption of achieving significant sales of our product and there can be no assurance that such sales levels will be achieved. Therefore, we may require additional financing through factoring of accounts receivable, loans and other arrangements, including the sale of additional common stock or preferred stock. There can be no assurance that such additional financing will be available, or if available, can be obtained on satisfactory terms. To the extent that any such financing involves the sale of our equity securities, the interests of our then existing stockholders, including the investors in this offering, could be substantially diluted. In the event that we do not have sufficient capital to support our operations we may have to curtain our operations.

OUR OFFICERS AND DIRECTORS HAVE NO EXPERIENCE IN THE SPECIALTY FOOD BUSINESS OR MANAGING PUBLIC COMPANIES, MAKING IT LESS LIKELY THAT OUR BUSINESS WILL BE SUCCESSFUL.

        None of our officers and directors has any background or experience in the specialty food business or managing public companies. Investing in a business which is run by persons who have no experience in the industry in which it will operate is riskier than investing in a business that has a management team with experience in its industry. Investing in a public company which is run by persons who have no experience in operating public companies is riskier than investing in a business that has a management team with experience in the operation of public companies.

WE HAVE NO FULL TIME EMPLOYEES AND OUR OFFICERS ONLY WORK FOR US ON AN "AS NEEDED" BASIS, WHICH MEANS OUR MANAGEMENT MAY BE INADEQUATE TO OPERATE OUR BUSINESS.

        We do not currently employ any full-time employees. All of our activities to date have been undertaken by our officers who only devote approximately 5% of their time to operating our business as needed. We cannot assure you that our management will be able to devote sufficient time to our business in the future or that we will be able to hire employees when needed to support our entry into the specialty food business.

CONTINUED CONTROL BY OUR CURRENT CONTROLLING STOCKHOLDER MAY MAKE IT MORE DIFFICULT TO CHANGE OUR MANAGEMENT.

        After the completion of this offering, the current controlling stockholder, David E. Jordan, will continue to own Common Stock sufficient to give him voting control over the Company and be able to continue to determine and direct the affairs and policies of the Company. If the maximum 500,000 shares offered herein are sold, Mr. Jordan will own shares with approximately 14.7% of all the voting rights of our shareholders. See "Principal Stockholders".

THIS IS A RISKY INVESTMENT BECAUSE THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD IN THIS OFFERING.

The funds raised in this offering may not be sufficient to defray the costs associated with making this offering. The funds raised in this offering may not be sufficient to enable us to proceed to introduce our first product into the commercial marketplace.

SECURITIES RISKS

THERE IS NO CURRENT PUBLIC MARKET FOR OUR PREFERRED OR COMMON STOCK, WHICH MEANS YOU MAY HAVE TO HOLD OUR SHARES FOR AN INDEFINITE PERIOD OF TIME.

        There is presently no public market for our shares of preferred or common stock. There is no assurance that a trading market will develop or be sustained. Accordingly, you may have to hold the shares indefinitely and may have difficulty selling them if an active trading market does not develop. Management's strategy is to seek to have our common stock, but not our preferred stock, trade on the over-the-counter market and quoted on the OTC Bulletin Board as soon as practicable after the termination of this offering. However, to date we have not solicited any securities brokers to become market-makers of our common stock. There can be no assurance that an active trading market for the common stock will develop or be sustained or that the market price of the common stock will not decline below the initial public trading price. The initial public trading price will be determined by market makers independent of us.

STATE BLUE SKY LAWS MAY LIMIT YOUR ABILITY TO RESELL OUR STOCK.

        We are registering the preferred stock for sale only in the State of Florida. The "blue sky" laws of some states may impose restrictions upon the ability of investors to resell our shares in those states without registration or an exemption from the registration requirements. Accordingly, investors may have difficulty selling our shares and should consider the secondary market for our shares to be a limited one.

THE "PENNY STOCK" RULES AND REQUIREMENTS FOR DEALING IN PENNY STOCKS MAY MAKE IT DIFFICULT FOR HOLDERS OF OUR STOCK TO RESELL THEIR SHARES.

        The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock if any such market develops. If our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

        Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. Prior to a transaction in a penny stock, a broker-dealer is required to:

    o   deliver a standardized risk disclosure document prepared by the SEC;

    o provide the customer with current bid and offer quotation for the penny stock;

    o explain the compensation of the broker-dealer and its salesperson in the transaction;

    o provide monthly account statements showing the market value of each penny stock held in the customer's account;

    o make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's approval; and

    o   provide a written agreement for the transaction.

THE OFFERING PRICE OF $10.00 PER SHARE IS SPECULATIVE.

        The offering price of $10.00 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or actual or projected earnings of the Company or any other generally accepted criteria of value.

WE DO NOT PAY ANY CASH DIVIDENDS.

        The preferred stock will not be paid any dividends unless we pay dividends on our common stock. We have not paid any cash dividends on our common stock nor do we presently contemplate the payment of any cash dividends. Accordingly, there can be no assurance that you will receive any return from an investment in our convertible preferred stock. In the absence of the payment of dividends, any return on your investment would be realized only upon your sale of our stock. We are not making any representations that an investment in our stock will be profitable or result in a positive return.

                                 USE OF PROCEEDS

        Because this offering has no minimum, we may receive a small amount of proceeds up to the maximum of $500,000 if all 50,000 shares offered by this prospectus are sold. We plan to use the net proceeds of this offering as follows based upon various levels of sales of shares after deducting estimated offering expenses of $32,000.

                               $50,000      $125,000      $250,000      $500,000
                               -------      --------      --------      --------

Label Design                    $1,500        $1,500        $1,500        $1,500
Trademark                        2,500         2,500         2,500         2,500
Stability Testing                  500           500           500           500
Nutritional Analysis               500           500           500           500
Recipe Finalization              2,500         2,500         2,500         2,500
First Production Run             5,000         5,000         7,500        10,000
Website                          5,000        10,000        15,000        20,000
Promotion and Advertising            -        38,000       143,000       360,000
Legal                                -         5,000         5,000         5,000
Accounting                           -        10,000        10,000        10,000
G & A                                -         5,000         5,000         5,000
Working Capital                      -        12,500        25,000        50,000

        The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives. We may reallocate funds from time to time if we believe such reallocation to be in our best interest for uses that may or may not have been herein anticipated.

                              MARKET FOR THE SHARES

        There is no public market for our preferred stock or our common stock. There can be no assurance that a market will develop or be maintained.

        We currently have 13 record holders of our Common Stock.

The Penny Stock Rules

        The Securities and Exchange Commission has adopted regulations which generally define a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our shares fall within the definition of a penny stock they will become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker- dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The penny stock rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of our shareholders to sell our shares in the secondary market.

                                 DIVIDEND POLICY

        The convertible preferred stock being offered by this prospectus does not carry a fixed periodic dividend. In the event a dividend or distribution is declared on the Common Stock of the Company, in cash or other property (other than a dividend of our Common Stock), the holders of the Series A convertible Preferred Stock will be entitled to receive the amount of cash or property equal to the cash or property which would be received by the holders of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock could be converted immediately prior to such dividend or distribution. We have not paid any dividends on our Common Stock, and it is not anticipated that any dividends will be paid in the foreseeable future. The declaration and payment of dividends in the future will be determined by the Board of Directors in light of conditions then existing, including the company's earnings, financial condition, capital requirements and other factors.

                         DETERMINATION OF OFFERING PRICE

        Our management has arbitrarily determined the price of the shares we are offering for sale under this prospectus and the conversion ratio of the convertible preferred stock into common stock. In determining the offering price and conversion ratio, our management considered the price paid for our shares by our current shareholders, our business potential, and market valuation of competing firms.

                                    DILUTION

        As of June 30, 2005, we had net tangible book value of $17,239 or approximately $.01 per share of Common Stock. Net book value per share means our tangible assets less all liabilities divided by the number of shares of Common Stock outstanding. After giving effect to the sale of the maximum 50,000 shares of Series A Convertible Preferred Stock at a price of $10.00 (less the estimated expenses of this offering of $32,000) and conversion of such shares into Common Stock, the adjusted net tangible book value would have been approximately $485,239, or $.06 per share of Common Stock. The result would be an immediate increase in net tangible book value of $.05 per share of Common Stock to existing stockholders and an immediate dilution of $.06 per share to new investors. The following table illustrates this dilution to new investors on a per common share basis:

Pro-forma public price of Common Stock after conversion .................   .10

        Net tangible book value per share of Common
        Stock before the offering ......................................    .01

        Increase per Common share attributable to the sale to
        new investors of the shares in this offering ...................    .05

Net tangible book value per Common share after offering .................   .06
                                                                           ----

Dilution per Common share to new investors ..............................  $.04
                                                                           ====

        The following table summarizes the investments of all existing stockholders and new investors after giving effect to the sale of the maximum shares of Series A Convertible Preferred Stock in this offering and conversion of such stock into Common Stock, a comparison of the number of shares of Common Stock acquired from the Company, the percentage of ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share.

                       Shares Purchased     Total Consideration
                      ------------------    -------------------    Average Price
                      Number     Percent     Amount     Percent      per Share
                     ---------   -------    ---------   -------    -------------
Existing
  stockholders ....  2,500,000     33.3%    $  46,583      8.5%        $ .02
New investors .....  5,000,000     66.7%    $ 500,000     91.5%        $ .10
                     ---------    ------    ---------    -----
Total .............  7,500,000    100.0%    $ 546,583    100.0%

                                 CAPITALIZATION

        The following table sets forth our capitalization as of June 30, 2005 and as adjusted to reflect the sale of the 50,000 shares of series A convertible preferred stock offered herein and pro forma as adjusted to reflect conversion of 50,000 shares of series A convertible preferred stock into 5,000,000 shares of common stock.
                                                    June 30, 2005
                                                 -------------------   Pro forma
                                                  Actual    Adjusted    Adjusted
                                                 --------   --------   ---------
Stockholders' equity
Common Stock, $.001 par value: 100,000,000
shares authorized, 2,500,000 issued and
outstanding (actual), 2,500,000 issued
and outstanding (as adjusted)and 7,500,000
issued and outstanding (proforma as adjusted) .. $  2,500   $  2,500   $  7,500

Preferred Stock $.001 par value: 15,000,000
authorized, 0 series A convertible preferred
shares issued and outstanding (actual),
50,000 shares issued and outstanding (as
adjusted), 0 issued and outstanding (pro
forma as adjusted) .............................       --        500         --

Additional paid-in capital .....................   44,083    543,583    539,083
Deficit accumulated during the development stage  (27,931)   (27,931)   (27,931)
                                                 --------   --------   --------

Total stockholders' equity ..................... $ 18,652   $518,652   $518,652
                                                 ========   ========   ========

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Included in this prospectus are "forward-looking" statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled "Risk Factors." Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan," "will," "should," and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the "Risk Factors" section and elsewhere in this prospectus.

        All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

                               PLAN OF OPERATION

        Our primary focus over the course of the next 12 months will be to concentrate on introducing our initial product into the commercial marketplace including producing inventory for sale and establishing channels of distribution for the marketing of our products. We expect to introduce a mustard-based yellow barbeque sauce as our first product.

        We were recently formed and all activity to date has been related to our formation of our business, formulation of our business plan and initial start-up operations such as obtaining a recipe for our proposed initial product, investigating sources of supply for product ingredients and packaging, reviewing labeling and other regulatory requirements for our products, investigating potential distribution channels for our products and development of our proposed financing. Our ability to proceed with our plan to enter the commercial marketplace with our initial product depends upon our obtaining adequate financial resources through this offering. As of June 30, 2005, we had not incurred any material costs or expenses other than those associated with the formation of our company and initiation of this offering.

        Management believes that we will require a minimum of $50,000 of available capital to enter the marketplace with our initial product. If such capital does not become available from the proceeds of this offering or such other sources we will continue development stage operations for the next 12 months from available cash on hand.

        If we succeed in introducing our first product into the marketplace we anticipate that sales of our product will generate sufficient cash flow to support our operations for the next twelve months. However, this is based on our assumption of achieving significant sales of our product and there can be no assurance that such sales levels will be achieved. Therefore, we may require additional financing through factoring of accounts receivable, loans and other arrangements, including the sale of additional common stock or preferred stock.

        There can be no assurance that such additional financing will be available, or if available, can be obtained on satisfactory terms. To the extent that any such financing involves the sale of our equity securities, the interests of our then existing stockholders, including the investors in this offering, could be substantially diluted. In the event that we do not have sufficient capital to support our operations we may have to curtain our operations.

        Our officers will provide daily management of our company, including marketing, administration, financial management, product development, manufacture and sale of product. We will also engage other employees and service organizations to provide needed services as the need for them arise. These could include services such as computer systems, sales, marketing, advertising, public relations, cash management, collections, accounting, and administration.

        Upon the effective date of the registration statement of which this prospectus in a part we will be subject to certain reporting and other compliance requirements of a publicly reporting company. We will be subject to certain costs for such compliance which private companies may not choose to make. We have identified such costs as being primarily for audits, legal advice, filing expenses and shareholder communications and estimate the cost to be approximately $10,000 to $15,000 for the next twelve months. We expect to pay such costs from a combination of cash on hand ($17,000 as of June 30, 2005), the proceeds of this offering and cash generated by product sales.

        We expect our initial operating expenses will be paid for by utilization of some of the proceeds of this offering and from cash flows generated from product sales.

        There can be no assurance that we will be able to successfully introduce our initial product or any other products into the commercial marketplace. We believe that we can control the operating and general and administrative expenses of our operations to be within the cash available from this offering and from the collections on the product sales which we may make. If our initial operations indicate that our business can establish and fulfill a demand for our initial product on a basis which will lead to establishment of a profitable business we may seek additional sources of cash to grow the business. We do not currently have any commitments for the sale of our proposed products or for additional financing.

                                    BUSINESS

        Our business plan is to establish a successful specialty food business based on proprietary recipes for barbecue sauces and other condiments for the retail market. We will rely on our officers, employees and contractors to provide the services required for the introduction of our initial product into the commercial marketplace.

Overview

A stroll through any supermarket or gourmet market will confirm that the market for specialty foods such as barbecue sauce is substantial and highly competitive. More objective statistics are published by various trade organizations and trade publications. For example, Supermarket News Sales Yearbook published in August 2004, which covers food sales at supermarkets, drug stores and mass merchandisers, reported that sales of barbecue sauces at supermarkets were $350,573,100 during the 52 weeks ending June 13, 2004(1). Progressive Grocer's 57th Annual Consumer Expenditures Study published in September 2004, based on five years of comparable scan data from A C Nielsen and estimates by Progressive Grocer's researchers, reported that 2003 sales of barbecue sauces at supermarkets were $353,590,000(2).

Other indications of the vibrancy of the barbecue market may be inferred from collateral sources, such as the variety of barbecue grill models offered in such stores as Home Depot and Sears as well as specialized grill stores. According to exclusive consumer research by Mintel International (Chicago), as reported in Prepared Foods, February 2004, some 73% of American families own a barbecue grill. The outdoor barbecue market, estimated at $3.93 billion, can be segmented into charcoal, gas, and electric grills, as well as barbecue equipment accessories.(3)

Consumer interest in barbecue can also be inferred from the number of barbecue books in print. The website of the National Barbecue Association, nbbqa.org, offers 41 barbecue books for sale. A search for "barbecue" in the book section of the online bookseller amazon.com returns over 600 entries.

While the market for barbecue sauces is considerable, it has low barriers to entry. Besides the largest national brands, Kraft, Heinz and Hunts, there are a large number of barbecue sauce products designed to appeal to regional tastes which are generally sold locally.
________________________________________

(1)Data from this report published by The Association for Dressings and Sauces and available on the web at http://www.dressings-sauces.org/condiment_trends_press.html#sales.

(2) Data from this report published by The Association for Dressings and Sauces and available on the web at http://www.dressings-sauces.org/condiment_trends_press.html#sales.

(3) Prepared Foods. February 2004. Available on the web at http://www.preparedfoods.com/CDA/ArticleInformation/features/BNP_Features_Item
/0,1231,119152,00.html

Marketing Plan

As a new entrant into a market with a number of established brands we will seek to differentiate our initial barbecue sauce by appealing to consumers to give our product a try and building customer loyalty on the following bases:

                (a) Brand positioning.
                (b) Product ingredients and taste.
                (c) Consumer education.
                (d) Marketing approach.

We will seek to position our initial barbecue sauce product towards men because we believe they are the primary users of barbecue sauce. Our initial product, a mustard-based yellow barbecue sauce, looks and tastes different from the established national brands. We will seek to stress the difference of our product, both appearance and taste, and challenge consumers to "try something new on your barbecue". We will also seek to educate consumers about the proper way to use barbecue sauce. For example, we believe that many barbecue cooks utilize barbecue sauce improperly. Food should not be basted or soaked with barbecue sauce before being put on the grill. Rather, barbecue sauce should be used at the latter part of cooking process to avoid burning in the intense heat of the barbecue grill.

Distribution

Our target market for initial product distribution will be specialty gourmet food stores. These retailers compete by selling products which are not generally available at large supermarket chains and are highly selective in their merchandising. We believe that consumers choose to shop at specialty gourmet food stores for a different shopping experience and that they are open to try a new product not available at the chain supermarkets or supported by large advertising budgets. We believe that gourmet food stores are more willing to try a new product and will place initial orders in small amounts.

In order to establish initial distribution we anticipate that we will directly approach gourmet food stores to purchase our products through our management and attend trade shows for the gourmet food trade. We will also seek to establish our brand through public relations, an internet site and an internet blog.

Subject to initial success of our initial product introduction, we will seek to engage food brokers to represent us in contacting distributors and larger retailers. At that point we anticipate formulating a sales and marketing presentation to aid the brokers in representing our products to retail and distributor buyers. The key competitive factors in influencing a purchasing decision on this level include the product quality, packaging, sales history, profitability, and consumer demand. If a buyer decides to accept our product, other issues such as the cost of acquiring shelf space (slotting fees) and our specific commitments to marketing programs will be negotiated. Slotting fees can take the form of cash payments and/or free product allowances.

We cannot assure you that we will be successful in establishing distribution for our initial product or that our sales will be sufficient to enable us to achieve positive cash flow and earnings.

Manufacturing

We anticipate using contract packers to manufacture our products according to our specifications, which will include our products' recipes, ingredients, graphics and packaging. We will be responsible for having all the components of the products shipped to the contract packer. Based on our initial discussions with several contract packers we believe that we will be able to engage one or more contract packers that could manufacture our products. However, we have not engaged a contract packer at this time. We do not anticipate entering into an exclusive or long term agreement with any packers.

Raw Materials and Suppliers

Based upon our initial investigations, we believe that there are a number of sources available for product ingredients, packaging, and printing for our products. We do not anticipate that it will be necessary to execute any exclusive or long term agreements for such raw material and supplies.

Promotion and Advertising

We intend to initially rely upon point of purchase promotions, trade magazines, public relations and the internet to promote our products. Point of purchase promotional advertising will constitute the most significant portion of our promotion and advertising activities. This will include sampling programs, displays and brochures which we intend to provide to each retail outlet for our products in an effort to get customers to try our product. We will rely on public relations to trade publications to enhance retailer awareness of our products. Internet will be utilized for consumer awareness and retailer awareness purposes.

Trademarks, Patents and Intellectual Property

We expect to seek trademark protection for our products as soon as each product trademark is selected, as well as our slogan -Try something new on your Barbecue. We will do a search of existing trademarks prior to selecting trademarks for our products. We believe that trademark protection will be important to brand name recognition and distributor and consumer loyalty to our products. We intend to register our important trademarks in the United States. We will use our best efforts to maintain the confidentiality of our product recipes through confidentiality agreements and physical security but do not anticipate that it will be possible to secure patents for our products.

Our initial product

Our initial product is a yellow mustard based barbecue sauce formulated in the tradition of the classic mustard based barbecue sauce popular in South Carolina. Our sauce is made from all natural ingredients and contains no cholesterol. It can be used on any food grilled on the barbecue grill as well as on the table as a dipping sauce. We licensed the recipe for our initial product from David E. Jordan, a stockholder and promoter of our company.

Our license agreement

We have an exclusive worldwide license agreement with David E. Jordan, a shareholder and father of our president, allowing us to use a recipe developed by Mr. Jordan for our initial yellow mustard-based barbecue sauce. Under the license agreement, we have the exclusive right to use the recipe related know-how of Mr. Jordan. We issued Mr. Jordan 500,000 shares of our common stock as consideration for the license. We agreed to exercise our best efforts, consistent with good business practice, to undertake and maintain the commercial scale production, marketing and distribution of products embodying the subject matter of the recipe. Mr. Jordan may cancel and terminate the license in the event that we have not introduced a product into the commercial marketplace based on his recipe and recognize revenues of $500,000 from sale of such product by September 30, 2006. We are not required to pay Mr. Jordan any additional fees for use of the recipe. However, in the event we make an outright sale of the license or sub-license of the recipe we shall share in the proceeds equally (50/50 split) with Mr. Jordan.

Future products

We intend to introduce new products including other unusual barbecue sauce recipes and a smoked salt condiment product which we have already developed. However, there can be no assurance that any future products will be successfully marketed.

Government Regulation

The production, distribution and sale of food products are subject to the Federal Food, Drug and Cosmetic Act, the Occupational Safety and Health Act and various federal and state statutes regulating the production, sale, safety, advertising, promotion, labeling and ingredients of such products. We intend to comply with all such regulations.

We cannot predict the impact of possible changes that may be required in response to future legislation, rules or regulations. Food and Drug Administration regulations may, in certain circumstances, affect the ability of the Company, as well as others in the industry, to develop and market new products.

Although we expect to package our barbecue sauce products in glass bottles, such bottles are not currently required to be in returnable containers in compliance with recycling laws which are applicable to beverage containers. If such recycling laws are extended to our products we may be required to make material expenditures which may have a material adverse effect on our business.

Competition

The specialty foods business is highly competitive. In the barbecue sauce market we will compete with products sold by established multi-line food companies such as Kraft as well as a large number of smaller suppliers with products appealing to regional and national tastes. Many of these competitors have established channels of distribution of their products, greater financial and other resources than we do. Competition can take many forms, including the product taste and other attributes, pricing of products, discounts and promotions, advertising and payments for access to store shelf space. We believe that we will be able to compete based upon the unusual taste and appearance of our initial product and our distribution and promotion plans designed to engage consumers to try our product.

Employees

As of June 30, 2005, we have no full-time employees. All activities to date have been undertaken by our officers as needed. Our officers do not currently spend all of their time on our business and estimate they devote approximately 5% of their business time on the business of the Company. We anticipate that we will begin hiring employees as needed to support our entry into our proposed specialty food business.

Facilities

Our company is currently housed in the home of our president. We do not pay our president for use of such space. We anticipate that we will rent separate office facilities when needed to support the growth of our business. We do not currently anticipate the need for warehouse space for our business. We expect all warehouse and shipping of our products to be conducted by the packing firms engaged to manufacture our products.

                                   MANAGEMENT

    Our directors and executive officers are:

    Name                   Age      Position

    Robert E. Jordan       50       President, Chief Executive Officer, director

    Francis A. Rebello     55       Treasurer, Secretary, director

Robert E. Jordan has been our President, Chief Executive Officer and a director since December 2004. Mr. Jordan has been retired from practicing law for over five years. He is a member of the Florida Bar. In 1999 Mr. Jordan filed for personal bankruptcy under Chapter 13 due to his inability to meet his financial obligations due to an illness. He was discharged from bankruptcy in January 2004.

Francis A. Rebello has been our Treasurer, Secretary and a director since December 2004. Mr. Rebello has been a project manager for the Satilla Regional Cancer Treatment Center, Waycross, Georgia since November 2002. From November 1984 to January 2002 Mr. Rebello was employed by American Express Company as an instructional designer. Mr. Rebello attended school between January 2002 and November 2002.

Our directors are elected yearly and hold office until the next annual meeting of shareholders and the election and qualification of their successors.

Our officers are elected annually by the board of directors and may be replaced or removed by the board at any time. Our directors are elected by our shareholders annually and serve until the election and qualification of their successors or their earlier resignation or removal.

Board of Director Committees

Our board of directors also serves as our audit committee. We do not have any executive, compensation or any other committee of our board of directors.

Director Compensation

We issued 122,500 shares of our common stock to each of our directors in consideration of their serving as directors. We do not have any other arrangements for compensating our directors.

                           SUMMARY COMPENSATION TABLE

The table below sets forth information relating to the compensation paid by us during the fiscal year ended December 31, 2004, our only completed fiscal year, to our president and Chief Executive Officer. None of our executive officers received executive compensation in such year.

                                                                    Other Annual
Name and                     Year        Salary        Bonus        Compensation
Principal Position

Robert E. Jordan             2004         -0-           -0-             -0-
President and CEO

                             EXECUTIVE COMPENSATION

Our officers have verbally agreed to provide their services to us without compensation until the completion of this offering. At that time, the board of directors and officers will seek to agree upon employment agreements providing a compensation package which will fairly compensate them for their future services and be within our available financial resources.

Other Compensation Plans

We have not established any long term compensation plans, stock based compensation plans, incentive compensation plans or other compensation or benefit plans. We anticipate that such plans will be established as our business develops.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of October 1, 2005, the beneficial ownership of our 2,500,000 outstanding shares of Common Stock, our only outstanding equity security, by (1) the only persons who own of record or are known to own beneficially, more than 5% of our Common Stock; (2) each director and executive officer; and (3) all directors and officers as a group and the percentage owned as of such date and to be owned after completion of this offering on the assumption that all shares offered will be sold and converted into 5,000,000 shares of common stock.

                                                   Percent Beneficially Owned
                                                --------------------------------
                                    Number of                     After Offering
Name                                 Shares     Before Offering   and Conversion
----                                ---------   ---------------   --------------

Robert E. Jordan                      122,500         4.9%              1.6%
Francis A. Rebello                    122,500         4.9%              1.6%
David E. Jordan                     1,110,000        44.4%             14.8%
All directors and officers
 as a group (2 persons)               245,000         9.8%              3.3%

The address of David E. Jordan is 333 North Ocean Blvd., Deerfield Beach, Florida 33441.

Promoters

We were founded in December 2004. David E. Jordan and Robert E. Jordan were instrumental in our organization and may be considered promoters of our company. They received no consideration for their services in connection with our organization, but David E. Jordan received 500,000 shares of common stock for licensing a barbecue sauce to us and Robert E. Jordan received 122,500 shares of common stock for serving as a director until the next annual meeting of shareholders. David E. Jordan also purchased 610,000 shares of our common stock for $5,000 in December 2004.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have an exclusive worldwide license agreement with David E. Jordan, a shareholder and father of our president, allowing us to use a recipe developed by Mr. Jordan for our initial yellow, mustard-based barbecue sauce. Under the license agreement, we have the exclusive right to use the recipe related know-how of Mr. Jordan. We issued Mr. Jordan 500,000 shares of our common stock as consideration for the license. We agreed to exercise our best efforts, consistent with good business practice, to undertake and maintain the commercial scale production, marketing and distribution of products embodying the subject matter of the recipe. Mr. Jordan may cancel and terminate the license in the event that we have not introduced a product into the commercial marketplace based on his recipe and recognized revenues of $500,000 from sale of such product by September 30, 2006. We are not required to pay Mr. Jordan any additional fees for use of the recipe. However, in the event we make an outright sale of the license or sub-license of the recipe we shall share in the proceeds equally (50/50 split) with Mr. Jordan.

Our Board of Directors requires that all related party transactions be reviewed and approved by an independent body of the Board of Directors.

                            DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 shares of Common Stock, $.001 par value. The holders of our Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of our Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of our Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without stockholder approval, to issue up to 15,000,000 shares of preferred stock in one or more series and to determine the rights, privileges and limitations of the preferred stock. The rights, preferences, powers and limitations on different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and purchase funds and other matters. As of the date of this prospectus we have no preferred stock outstanding.

Description of Series A Convertible Preferred Stock

Pursuant to its authority, our board of directors has designated 500,000 shares of the preferred stock that we now have authority to issue as the Series A convertible preferred stock. The shares of convertible preferred stock, when issued and sold in the manner contemplated by this prospectus, will be duly and validly issued, fully paid and nonassessable. You will not have any preemptive rights if we issue other series of preferred stock. The convertible preferred stock is not subject to any sinking fund. We have no right or obligation to redeem the convertible preferred stock. The convertible preferred stock has a perpetual maturity and may remain outstanding indefinitely, subject to your right to convert the convertible preferred stock into common stock. Any convertible preferred stock converted or acquired by us will, upon cancellation, have the status of authorized but unissued shares of preferred stock of no designated series. We will be able to reissue these cancelled shares of preferred stock.

Dividends

In the event any dividend or other distribution payable in cash or other property (other than shares of our Common Stock) is declared on our Common Stock, each Holder of shares of Series A Convertible Preferred Stock on the record date for such dividend or distribution shall be entitled to receive per share on the date of payment or distribution of such dividend or other distribution the amount of cash or property equal to the cash or property which would be received by the Holders of the number of shares of Common Stock into which such share of Series A Convertible Preferred Stock would be converted pursuant immediately prior to such record date.

Conversion into Common Stock

You may convert the convertible preferred stock at a conversion rate of 100 shares of common stock for each share of convertible preferred stock. No payment is required in connection with a conversion. We will not make any adjustment to the conversion price for accrued or unpaid dividends upon conversion. We will not issue fractional shares of common stock upon conversion. However, we will instead pay cash for each fractional share based upon the market price of the common stock on the last business day prior to the conversion date.

In order to convert your shares of convertible preferred stock, you must deliver your convertible preferred stock certificate to us at our office or to the office of the transfer agent for our common stock along with a duly signed and completed notice of conversion.

The conversion date will be the date you deliver your convertible preferred stock certificate and the duly signed and completed notice of conversion to us or our transfer agent. You will not be required to pay any U.S. federal, state or local issuance taxes or duties or costs incurred by us on conversion, but will be required to pay any tax or duty payable as a result of the common stock upon conversion being issued other than in your name. We will not issue common stock certificates unless all taxes and duties, if any, have been paid by the holder.

No commission or other remuneration will be paid or given, directly or indirectly, for soliciting a conversion.

Conversion Rate Adjustment

The conversion rate of 100 shares of common stock will be proportionately adjusted if:

    (1) we dividend or distribute common stock on shares of our common stock;

    (2) we subdivide or combine our common stock.

If we are involved in a transaction in which shares of our common stock are converted into the right to receive other securities, cash or other property, or a sale or transfer of all or substantially all of our assets under which the holders of our common stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that your convertible preferred stock will convert into the kind and amount of the securities, cash or other property that would have been receivable upon the recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of common stock issuable upon conversion of the convertible preferred stock immediately prior to the recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange.

The company formed by the consolidation, merger, asset acquisition or share acquisition shall provide for this right in its organizational document. This organizational document shall also provide for adjustments so that the organizational document shall be as nearly practicably equivalent to adjustments in this section for events occurring after the effective date of the organizational document.

The following types of transactions, among others, would be covered by this adjustment:

    (1) we consolidate or merge into any other company, or any merger of another company into us, except for a merger that does not result in a reclassification, conversion, exchange or cancellation of common stock,

    (2) we sell, transfer or lease all or substantially all of our assets and holders of our common stock become entitled to receive other securities, cash or other property, or

    (3) we undertake any compulsory share exchange.

Ranking

        The convertible preferred stock will rank, with respect to dividend rights and upon liquidation, winding up and dissolution:

        - junior to all our existing and future debt obligations;

        - junior to "senior stock", which is each other class or series of our capital stock other than (a) our common stock and any other class or series of our capital stock the terms of which provide that class or series will rank junior to the preferred stock and (b) any other class or series of our capital stock the terms of which provide that class or series will rank on a parity with the convertible preferred stock;

        - on a parity with "parity stock", which is each other class or series of our capital stock that has terms which provide that that class or series will rank on a parity with the convertible preferred stock;

        - senior to "junior stock", which is our common stock and each class or series of our capital stock that has terms which provide that class or series will rank junior to the convertible preferred stock.

        We do not currently have any outstanding capital stock which is senior to or on parity with the convertible preferred stock.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of Southern Sauce Company, Inc. or a reduction or decrease in our capital stock resulting in a distribution of assets to the holders of any class or series of our capital stock, each holder of shares of convertible preferred stock will be entitled to payment out of our assets available for distribution of an amount equal to $10.00 per share of convertible preferred stock held by that holder, plus all accumulated and unpaid dividends on those shares to the date of that liquidation, dissolution, winding up or reduction or decrease in capital stock, before any distribution is made on any junior stock, including our common stock, but after any distributions on any of our indebtedness or shares of our senior stock. After payment in full of the liquidation preference and all accumulated and unpaid dividends to which holders of shares of convertible preferred stock are entitled, the holders will not be entitled to any further participation in any distribution of our assets. If, upon any voluntary or involuntary liquidation, dissolution or winding up of Southern Sauce Company, Inc. or a reduction or decrease in our capital stock, the amounts payable with respect to shares of convertible preferred stock and all other parity stock are not paid in full, the holders of shares of convertible preferred stock and the holders of the parity stock will share equally and ratably in any distribution of our assets in proportion to the full liquidation preference and all accumulated and unpaid dividends to which each such holder is entitled.

        Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of our property or assets nor the consolidation, merger or amalgamation of Southern Sauce Company, Inc. with or into any corporation or the consolidation, merger or amalgamation of any corporation with or into Southern Sauce Company, Inc. will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of Southern Sauce Company, Inc. or a reduction or decrease in our capital stock.

        We are not required to set aside any funds to protect the liquidation preference of the shares of preferred stock, although the liquidation preference will be substantially in excess of the par value of the shares of the convertible preferred stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

        All of the 2,500,000 shares of Common Stock issued and outstanding prior to this offering are "restricted securities," as that term is defined under Rule 144 ("Rule 144"), promulgated under the Securities Act.

        In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated with those of an affiliate), who has beneficially owned restricted shares of Common Stock for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, the average weekly trading volume during the four calendar weeks preceding the sale as reported on NASDAQ, all exchanges and the consolidated transaction reporting system. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned restricted shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. No prediction can be made as to the effect, if any, that sales of "restricted" shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

                                 INDEMNIFICATION

        The Florida Business Corporation Act provides that a person who is successful on the merits or otherwise in defense of an action because of service as an officer or director of a corporation, such person is entitled to indemnification of expenses actually and reasonably incurred in such defense. F.S. 607.0850(3).

        Such act also provides that the corporation may indemnify an officer or director, advance expenses, if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful. F.S. 607.0850(1)(2).

        A court may order indemnification of an officer or director if it determines that such person is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances. F.S. 607.0850(9).

        Our Articles of Incorporation and By-laws provide that we must indemnify our officers, directors, employees and agents to the fullest extent allowed by the Florida Business Corporation Act.

Indemnification Against Public Policy

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or person controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is therefore unenforceable.

                              PLAN OF DISTRIBUTION

        We are offering up to 50,000 shares of series A convertible preferred stock at a price or $10.00 per share. We are offering the shares directly to the public until 180 days from the date of this prospectus, however, we may terminate the offering prior to that date. There is no minimum amount of shares that must be sold before we use the proceeds. Proceeds will not be returned to investors if we sell less than all of the 50,000 shares being offered in this prospectus. The proceeds from the sales of the shares will be paid directly to us promptly following each sale and will not be placed in an escrow account.

        The offering will be conducted by our President, Robert E. Jordan and our Treasurer, Francis A. Rebello. Under Rule 3a 4-1 of the Securities Exchange Act an issuer may conduct a direct offering of its securities without registration as a broker/dealer. Such offering may be conducted by officers who perform substantial duties for or on behalf of the issuer otherwise then in connection with securities transactions and who were not brokers or dealers or associated persons of brokers or dealers within the preceding 12 months and who have not participated in selling an offering of securities for any issuer more than once every 12 months, with certain exceptions.

        Furthermore, such persons may not be subject to a statutory disqualification under Section 3(a)(39) of the Securities Exchange Act and may not be compensated in connection with securities offerings by payment of commission or other remuneration based either directly or indirectly on transactions in securities and are not at the time of offering our shares are associated persons of a broker or dealer. Messrs. Jordan and Rebello will meet these requirements.

How to invest

        Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

            an executed copy of the Subscription Agreement; and

            a check payable to the order of Southern Sauce Company, Inc. in the amount of $10.00 for each share you want to purchase.

                              RESALE OF OUR SHARES

        There is presently no public market for our shares of preferred or common stock. There is no assurance that a trading market will develop or be sustained. Accordingly, you may have to hold the shares indefinitely and may have difficulty selling them if an active trading market does not develop.

        Management's strategy is to seek to have our common stock, but not our preferred stock, trade on the over-the-counter market and quoted on the OTC Bulletin Board as soon as practicable after the termination of this offering. However, to date we have not solicited any securities brokers to become market-makers of our common stock. There can be no assurance that an active trading market for the common stock will develop or be sustained or that the market price of the common stock will not decline below the initial public trading price. The initial public trading price will be determined by market makers independent of us. You may convert our preferred stock into common stock at any time. See, "Description of Securities - Description of Series A Convertible Preferred Stock.".

        Even if a market develops for our common stock you may have difficulty selling our shares due to the operation of the SEC's penny stock rules. These rules regulate broker-dealer practices in connection with transactions in "penny stocks." These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock.

        We are registering the preferred stock for sale only in the State of Florida. The "blue sky" laws of some states may impose restrictions upon the ability of investors to resell our shares in those states without registration or an exemption from the registration requirements. Accordingly, investors may have difficulty selling our shares and should consider the secondary market for our shares to be a limited one.

                                  LEGAL MATTERS

        The validity of the shares offered hereby is being passed upon for the Company by Joel Bernstein Esq., Miami, Florida.

                                     EXPERTS

        The financial statements appearing in this prospectus and registration statement have been audited by Daszkal Bolton LLP., independent certified public accountants, as set forth in their report thereon appearing elsewhere in this prospectus and in the registration statement, and such report is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the securities we are offering. This prospectus, filed as a part of the registration statement, does not contain certain information contained in or annexed as exhibits to the registration statements. We refer you to the exhibits to the registration statement for the complete text. For further information with respect to our company and the securities we are offering by this prospectus, we refer you to the registration statement and to the exhibits filed as part of it. We will also file other reports with the SEC, including annual reports containing audited financial statements, quarterly reports containing unaudited interim financial statements and other information.

        Such material can be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains the reports, proxy and information statements and other information which we will file with the SEC which are available on the World Wide Web at: http://www.sec.gov.

                          SOUTHERN SAUCE COMPANY, INC.

                             SUBSCRIPTION AGREEMENT

TO:     Robert E. Jordan, President
        Southern Sauce Company, Inc.
        11951 S.E. 57th Street
        Morriston, FL 32668

Dear Mr. Jordan:

The undersigned hereby subscribes for and agrees to purchase __________ shares of Series A Convertible Preferred Stock of Southern Sauce Company, Inc., a Florida corporation, as described in the Prospectus dated May , 2005.

Enclosed is my check to the order of Southern Sauce Company, Inc. representing the purchase price for the shares in the amount of $10.00 per share. Please issue my shares as set forth below:

                                        ____________________________________
Date

Taxpayer ID No.___________________

Shares are issued to: Individual name

        Joint Tenants with rights of survivorship

        Tenant's in common

        Tenants by the entireties

        As custodian for _______________________
        under                   (state)
        Uniform Transfers to Minors Act

        As Trustee under Declaration of Trust
        Dated _________________ for and on behalf of ________________________ (beneficiary)

        Other __________________________

Print name and address of Shareholder:

______________________________________

______________________________________

Telephone no. ________________________

Fax no. ______________________________

E-mail: ______________________________

                                TABLE OF CONTENTS
                                -----------------


Report of Independent Registered Public Accounting Firm .....................F-1

Financial Statements:

   Balance Sheets as of December 31, 2004 and March 31, 2005 ................F-2

   Statements of Operations for the periods ended December 31, 2004 and March 31, 2005 and for the period from December 1, 2004
   (inception) through March 31, 2005 .......................................F-3

   Statements of Changes in Stockholders' Equity for the period from
   December 1, 2004 (inception) through March 31, 2005 ......................F-4

   Statements of Cash Flows for the periods ended December 31, 2004 and March 31, 2005 and for the period from December 1, 2004
   (inception) through March 31, 2005 .......................................F-5

Notes to Financial Statements ...............................................F-6

                               Daszkal Bolton LLP
                          ____________________________

                          CERTIFIED PUBLIC ACCOUNTANTS

Michael I. Daszkal, CPA, P.A.                     2401 N.W. Boca Raton Boulevard
Jeffrey A. Bolton, CPA, P.A.                                Boca Raton, FL 33431
Timothy R. Devlin, CPA, P.A.                                     t: 561.367.1040
Michael S. Kridel, CPA, P.A.                                     f: 561.750.3236
Marjorie A. Horwin, CPA, P.A.                              www.daszkalbolton.com
Patrick D. Heyn, CPA, P.A


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To the Board of Directors and Stockholders
Southern Sauce Company, Inc.

We have audited the accompanying balance sheets of Southern Sauce Company, Inc., (a development stage company) as of December 31, 2004 and March 31, 2005, and the related statements of operations, changes in stockholders' equity and cash flows for the periods ended December 31, 2004 and March 31, 2005 and for the period from December 1, 2004 (inception) through March 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern Sauce Company, Inc. as of December 31, 2004 and March 31, 2005, and the results of its operations and its cash flows for the periods ended December 31, 2004 and March 31, 2005 and for the period from December 1, 2004 (inception) through March 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has experienced losses in the development stage. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in the Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Daszkal Bolton LLP

Boca Raton, Florida
April 11, 2005

Member of American Institute of Certified Public Accountants -
SEC and Private Companies Practice Sections

                                         Member AGN Affiliated Offices Worldwide

SOUTHERN SAUCE COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
================================================================================


                                     ASSETS
                                     ------
                                                         DECEMBER        MARCH
                                                         31, 2004      31, 2005
                                                         --------      --------
Current assets:
  Cash ............................................      $ 5,000       $ 40,575
                                                         -------       --------
  Total current assets ............................        5,000         40,575

  License .........................................        1,570          1,570
                                                         -------       --------
     Total assets .................................        6,570         42,145
                                                         -------       --------


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities:
  Stockholder loan payable ........................            -            920
                                                         -------       --------
     Total liabilities ............................            -            920
                                                         -------       --------

Commitments and Contingencies

Stockholders' equity:
  Preferred stock, 15,000,000 authorized;
    par value $.001; none issued and outstanding ..            -              -
  Common stock, 100,000,000 authorized,
    $.001 par value; 1,600,000 and 2,500,000 issued
    and outstanding, respectively .................        1,600          2,500
  Additional paid in capital ......................        8,983         44,083
  Deficit accumulated during the development stage        (4,013)        (5,358)
                                                         -------       --------

     Total stockholders' equity ...................        6,570         41,225
                                                         -------       --------

     Total liabilities and stockholders' equity ...      $ 6,570       $ 42,145
                                                         =======       ========


                 See accompanying notes to financial statements

SOUTHERN SAUCE COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
==========================================================================================================
                                                                                            PERIOD FROM
                                               DECEMBER 1, 2004                           DECEMBER 1, 2004
                                                  (INCEPTION)                               (INCEPTION)
                                                    THROUGH                                   THROUGH
                                               DECEMBER 31, 2004      MARCH 31, 2005       MARCH 31, 2005
                                               -----------------      --------------      ----------------
Revenue ....................................      $         -          $         -          $         -

Selling, general and administrative expenses            4,013                1,345          $     5,358
                                                  -----------          -----------          -----------

Loss from operations .......................           (4,013)              (1,345)         $    (5,358)
                                                  -----------          -----------          -----------

Provision (benefit) for income taxes .......                -                    -                    -
                                                  -----------          -----------          -----------

Net loss ...................................      $    (4,013)         $    (1,345)         $    (5,358)
                                                  ===========          ===========          ===========

Basic and diluted loss per common share ....            (0.00)               (0.00)
                                                  ===========          ===========

Basic and diluted weighted average common
  shares outstanding .......................        1,125,806            1,869,167
                                                  ===========          ===========


                              See accompanying notes to financial statements

                                                    F-3

SOUTHERN SAUCE COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
==========================================================================================================
                                                                                 ACCUMULATED
                                              COMMON STOCK         ADDITIONAL      DEFICIT
                                         ----------------------     PAID-IN      DEVELOPMENT
                                           SHARES       AMOUNT      CAPITAL         STAGE         TOTAL
                                         ---------    ---------    ----------    -----------    ---------
Balance, December 1, 2004 (inception)            -    $       -    $       -      $       -     $       -

Common stock issued for cash ........      610,000          610        4,390              -         5,000

Common stock issued for license .....      500,000          500        1,070              -         1,570

Common stock issued for services ....      490,000          490        3,523              -         4,013

Net loss - December 31, 2004 ........            -            -            -         (4,013)       (4,013)
                                         ---------    ---------    ---------      ---------     ---------

Balance, December 31, 2004 ..........    1,600,000        1,600        8,983         (4,013)        6,570

Common stock issued for cash ........      900,000          900       35,100              -        36,000

Net loss - March 31, 2005 ...........            -            -            -         (1,345)       (1,345)
                                         ---------    ---------    ---------      ---------     ---------

Balance, March 31, 2005 .............    2,500,000    $   2,500    $  44,083      $  (5,358)    $  41,225
                                         =========    =========    =========      =========     =========


                              See accompanying notes to financial statements

                                                    F-4

SOUTHERN SAUCE COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
==========================================================================================================
                                                                                            PERIOD FROM
                                               DECEMBER 1, 2004                           DECEMBER 1, 2004
                                                  (INCEPTION)                               (INCEPTION)
                                                    THROUGH                                   THROUGH
                                               DECEMBER 31, 2004      MARCH 31, 2005       MARCH 31, 2005
                                               -----------------      --------------      ----------------
Cash flows from operating activities:
  Net loss .................................       $ (4,013)             $ (1,345)            $ (5,358)
  Issuance of common stock for services ....          4,013                     -                4,013
                                                   --------              --------             --------
Net cash provided by (used in) operating
 activities ................................              -                (1,345)              (1,345)
                                                   --------              --------             --------

Cash flows from investing activities:
Net cash used in investing activities ......              -                     -                    -

Cash flows from financing activities:
  Increase in stockholder loan .............              -                   920                  920
  Common stock issued for cash .............          5,000                36,000               41,000
                                                   --------              --------             --------
Net cash provided by financing activities ..          5,000                36,920               41,920
                                                   --------              --------             --------

Net increase in cash .......................          5,000                35,575               40,575
                                                   --------              --------             --------

Cash at beginning of period ................              -                 5,000                    -
                                                   --------              --------             --------

Cash at end of period ......................       $  5,000              $ 40,575               40,575
                                                   ========              ========             ========


Supplementary information:
  Cash paid for:
    Interest ...............................       $      -              $      -             $      -
                                                   ========              ========             ========
    Income taxes ...........................       $      -              $      -             $      -
                                                   ========              ========             ========

Cash transactions affecting operating,
 financing and investing activities:
    Issuance of common stock for license ...       $  1,570              $      -             $  1,570
                                                   ========              ========             ========


                              See accompanying notes to financial statements

                                                    F-5

SOUTHERN SAUCE COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
================================================================================


NOTE 1 - DESCRIPTION OF BUSINESS AND DEVELOPMENT STAGE RISK
-----------------------------------------------------------

Southern Sauce Company, Inc. was formed to make and sell specialty food products. It is seeking to introduce its first product, a barbecue sauce, into the commercial marketplace.

The Company has no revenues to date. Since its inception, the Company has been dependent upon the receipt of capital investment to fund its continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company's business plan will be successfully executed. Our ability to execute our business model will depend on our ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that sufficient financing will be obtained. Nor can we give any assurance that we will generate substantial revenues or that our business operations will prove to be profitable.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Cash and Cash equivalents
-------------------------

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. The Company has no cash equivalents.

Use of Estimates
----------------

The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition
-------------------

The Company will recognize revenue when:

      o  Persuasive evidence of an arrangement exists;

      o  Shipment has occurred;

      o  Price is fixed or determinable; and

      o  Collectability is reasonably assured

Intangible Assets
-----------------

Intangible assets consist of license agreements are recorded at cost and amortized over a straight-line basis. There was no amortization expense for the period ended December 31, 2004 and March 31, 2005.

SOUTHERN SAUCE COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
================================================================================


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
---------------------------------------------------------------

The Company evaluates the recoverability of identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset's carrying amount may not be recoverable. There was no impairment loss for the periods ending December 31, 2004 and March 31, 2005.


NOTE 3 - EQUITY TRANSACTIONS
----------------------------

During the period ended December 31, 2004, the Company issued 610,000 of common stock to an initial investor for cash of $5,000.

During the period ended December 31, 2004, the Company issued 500,000 of common stock for the purchase of the license to distribute its initial product from the majority shareholder. The value of the license was determined to be the legal costs to create the license, which was $1,570.

During the period ended December 31, 2004, the Company issued 490,000 of common stock for services rendered at a value of $4,013.

During the period ended March 31, 2005, the Company issued 900,000 of common stock at $.04 per share, for a total of $36,000.


NOTE 4 - INCOME TAXES
---------------------

For income tax purposes, the Company has elected to capitalize start-up costs incurred during the period ended December 31, 2004 and March 31, 2005 totaling $4,013 and $1,345, respectively. The start-up costs will be amortized over sixty months beginning in the year of initial operations.


NOTE 5 - STOCKHOLDER LOAN
-------------------------

On March 31, 2005, $920 was paid for Company expenses by one of the shareholders. The amount is non-interest bearing and due within 12 months.


NOTE 6 - RECENT ACCOUNTING PRONOUNCEMENTS
-----------------------------------------

In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities
(VIE)," (revised December 2003 by FIN No. 46R), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. For variable interests in VIEs

SOUTHERN SAUCE COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
================================================================================


NOTE 6 - RECENT ACCOUNTING PRONOUNCEMENTS, (CONTINUED)
------------------------------------------------------

created before January 1, 2004, the Interpretation will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN No. 46R that were created before January 1, 2004, the assets, liabilities and non-controlling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN No. 46R first applies may be used to measure the assets, liabilities and non-controlling interest of the VIE. The adoption of FIN No. 46R did not have a material impact on the Company's financial position, results of operations or cash flows as the Company does not have any VIEs.

In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-01, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." EITF 03-01 provides guidance on other-than-temporary impairment models for marketable debt and equity securities accounted for under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 124, "Accounting for Certain Investments Held by Not-for-Profit Organizations," and non-marketable equity securities accounted for under the cost method. The EITF developed a basic three-step model to evaluate whether an investment is other-than-temporarily impaired. In September 2004, the FASB issued FASB Staff Position EITF 03-01-1, which delays the effective date until additional guidance is issued for the application of the recognition and measurement provisions of EITF 03-01 to investments in securities that are impaired; however, the disclosure requirements are effective for annual periods ending after June 15, 2004. The adoption of the disclosure provisions of EITF 03-01 did not have a material effect on the Company's results of operations or financial condition.

In November 2004, the FASB issued SFAS 151, Inventory Costs--an amendment of ARB No. 43, Chapter 4. The Statement amends the guidance of ARB No. 43, Chapter 4, Inventory Pricing , by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. It does not appear that this Statement will have a material effect on the financial position, operations or cash flows of the Company when it becomes effective in 2006.

In December 2004, the FASB issued SFAS No. 123R "Share-Based Payment" ("SFAS 123R"), a revision to SFAS No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"), and superseding APB Opinion No. 25 "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, including obtaining employee services in share-based payment transactions. SFAS 123R

SOUTHERN SAUCE COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
================================================================================


NOTE 6 - RECENT ACCOUNTING PRONOUNCEMENTS, (CONTINUED)
------------------------------------------------------

applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. Adoption of the provisions of SFAS 123R is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. The Company is currently in the process of evaluating the potential impact that the adoption of SFAS 123R will have on its financial position and results of operations.


NOTE 7 - GOING CONCERN
----------------------

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company reported net losses of $4,013 and $1,345 for the period ended December 31, 2004 and March 31, 2005, respectively. Additional capital and/or borrowings will be necessary in order for the Company to continue in existence until attaining and sustaining profitable operations.


NOTE 8 - LICENSE AGREEMENT
--------------------------

On December 1, 2004, the Company entered into a license agreement for the exclusive worldwide license of the recipe for its initial product. The license will be amortized over five years using the straight line method. The licensor may cancel and terminate the license in the event the Company has not introduced one or more products into the commercial market place based on the recipe and recognized revenue of $500,000 from sales of the product by September 30, 2006.

The estimated amortization expense over the next five years is as follows:

                  Year Ending December 31
                  -----------------------

                           2005            $  314
                           2006               314
                           2007               314
                           2008               314
                           2009               314
                                           ------
                                           $1,570

                          SOUTHERN SAUCE COMPANY, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                         UNAUDITED FINANCIAL STATEMENTS


                                TABLE OF CONTENTS



Financial Statements:

     Unaudited Balance Sheets as of June 30, 2005......................     F-11

     Unaudited Statements of Operations for the three and six months ended June 30, 2005, and for the period from December 1, 2004
     (inception) through June 30, 2005.................................     F-12

     Unaudited Statements of Changes in Stockholders' Equity for the
     period from December 1, 2004 (inception) through June 30, 2005....     F-13

     Unaudited Statements of Cash Flows for the six months
     ended June 30, 2005 and for the period from December 1, 2004
     (inception) through June 30, 2005.................................     F-14


Notes to Financial Statements..........................................F-15 - 18

SOUTHERN SAUCE COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED BALANCE SHEET
================================================================================

                                     ASSETS
                                     ------

                                                                       JUNE 30,
                                                                         2005
                                                                       --------
Current assets:
  Cash .............................................................   $ 17,239
                                                                       --------
  Total current assets .............................................     17,239

  License, net .....................................................      1,413
                                                                       --------
     Total assets ..................................................   $ 18,652
                                                                       ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Commitments and Contingencies

Stockholders' equity:
  Preferred stock, 15,000,000 authorized; par value $.001;
   none issued and outstanding .....................................          -

  Common stock, 100,000,000 authorized, $.001 par value;
   2,500,000 and 1,600,000 issued and outstanding, respectively ....      2,500
  Additional paid in capital .......................................     44,083
  Deficit accumulated during the development stage .................    (27,931)
                                                                       --------

     Total stockholders' equity ....................................     18,652
                                                                       --------

     Total liabilities and stockholders' equity ....................   $ 18,652
                                                                       ========

                 See accompanying notes to financial statements

SOUTHERN SAUCE COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED STATEMENT OF OPERATIONS
==========================================================================================================
                                                                                            PERIOD FROM
                                                                                          DECEMBER 1, 2004
                                                                                            (INCEPTION)
                                                 3 MONTHS ENDED       6 MONTHS ENDED          THROUGH
                                                  JUNE 30, 2005        JUNE 30, 2005       JUNE 30, 2005
                                                 --------------       --------------      ---------------
Revenue ....................................      $         -          $         -          $         -

Selling, general and administrative expenses           22,573               23,918          $    27,931
                                                  -----------          -----------          -----------

Loss from operations .......................          (22,573)             (23,918)         $   (27,931)
                                                  -----------          -----------          -----------

Provision (benefit) for income taxes .......                -                    -                    -
                                                  -----------          -----------          -----------

Net loss ...................................      $   (22,573)         $   (23,918)         $   (27,931)
                                                  ===========          ===========          ===========

Basic and diluted loss per common share ....            (0.01)               (0.01)
                                                  ===========          ===========

Basic and diluted weighted average common
     shares outstanding ....................        2,500,000            2,189,583
                                                  ===========          ===========


                               See accompanying notes to financial statements

                                                    F-12

SOUTHERN SAUCE COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
==========================================================================================================
                                                                                 ACCUMULATED
                                              COMMON STOCK         ADDITIONAL      DEFICIT
                                         ----------------------     PAID-IN      DEVELOPMENT
                                           SHARES       AMOUNT      CAPITAL         STAGE         TOTAL
                                         ---------    ---------    ----------    -----------    ---------
Balance, December 1, 2004 (inception)            -          $ -          $ -            $ -           $ -

Common stock issued for cash ........      610,000          610        4,390              -         5,000

Common stock issued for license .....      500,000          500        1,070              -         1,570

Common stock issued for services ....      490,000          490        3,523              -         4,013

Net loss - December 31, 2004 ........            -            -            -         (4,013)       (4,013)
                                         ---------    ---------    ---------      ---------     ---------

Balance, December 31, 2004 ..........    1,600,000        1,600        8,983         (4,013)        6,570

Common stock issued for cash ........      900,000          900       35,100              -        36,000

Net loss -  June 30, 2005 ...........            -            -            -        (23,918)      (23,918)
                                         ---------    ---------    ---------      ---------     ---------

Balance, June 30, 2005 ..............    2,500,000    $   2,500    $  44,083      $ (27,931)    $  18,652
                                         =========    =========    =========      =========     =========


                               See accompanying notes to financial statements

                                                    F-13

SOUTHERN SAUCE COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED STATEMENT OF CASH FLOWS
================================================================================

                                                                  PERIOD FROM
                                                                DECEMBER 1, 2004
                                                                  (INCEPTION)
                                            SIX MONTHS ENDED        THROUGH
                                              JUNE 30, 2005      JUNE 30, 2005
                                            ----------------    ----------------

Cash flows from operating activities:
  Net loss .................................    $(23,918)           $(27,931)
  Amortization expense .....................         157                 157
  Issuance of common stock for services ....           -               4,013
                                                --------            --------
Net cash used in operating activities ......     (23,761)            (23,761)
                                                --------            --------

Cash flows from investing activities .......           -                   -

Cash flows from financing activities:
  Common stock issued for cash .............      36,000              41,000
                                                --------            --------
Net cash provided by financing activities ..      36,000              41,000
                                                --------            --------

Net increase in cash .......................      12,239              17,239
                                                --------            --------

Cash at beginning of period ................       5,000                   -
                                                --------            --------

Cash at end of period ......................    $ 17,239              17,239
                                                ========            ========

Supplementary information:
--------------------------
  Cash paid for:
    Interest ...............................    $      -            $      -
                                                ========            ========
    Income taxes ...........................    $      -            $      -
                                                ========            ========

Non cash transactions affecting operating,
 financing and investing activities:
    Issuance of common stock for license ...    $      -            $  1,570
                                                ========            ========

                 See accompanying notes to financial statements

SOUTHERN SAUCE COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
================================================================================


NOTE 1 - DESCRIPTION OF BUSINESS AND DEVELOPMENT STAGE RISK
-----------------------------------------------------------

Southern Sauce Company, Inc. was formed to make and sell specialty food products. It is seeking to introduce its first product, a barbecue sauce, into the commercial marketplace.

The Company has no revenues to date. Since its inception, the Company has been dependent upon the receipt of capital investment to fund its continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company's business plan will be successfully executed. Our ability to execute our business model will depend on our ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that sufficient financing will be obtained. Nor can we give any assurance that we will generate substantial revenues or that our business operations will prove to be profitable.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Basis of Presentation
---------------------

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Regulation SB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the management of the Company, all adjustments, consisting of a normal and recurring nature, considered necessary for a fair presentation have been included. Operating results for the three month period ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. For further information, refer to the financial statements and footnotes included in the Company's Registration Statement on Form SB-2.

Cash and Cash equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. The Company has no cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

SOUTHERN SAUCE COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
================================================================================


Revenue Recognition
-------------------

The Company will recognize revenue when:

   o  Persuasive evidence of an arrangement exists;

   o  Shipment has occurred;

   o  Price is fixed or determinable; and

   o  Collectability is reasonably assured

Intangible Assets
-----------------

Intangible assets consist of license agreements which are recorded at cost and amortized over a straight-line basis. The amortization expense for the period ended June 30, 2005 was $157.

The Company evaluates the recoverability of identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset's carrying amount may not be recoverable. There was no impairment loss for the period ending June 30, 2005.

NOTE 3 - EQUITY TRANSACTIONS
----------------------------

During the period ended December 31, 2004, the Company issued 610,000 shares of common stock to an initial investor for cash of $5,000.

During the period ended December 31, 2004, the Company issued 500,000 shares of common stock for the purchase of the license to distribute its initial product from the majority shareholder. The value of the license was determined to be the legal costs to create the license, which was $1,570.

During the period ended December 31, 2004, the Company issued 490,000 shares of common stock for services rendered at a value of $4,013.

During the period ended March 31, 2005, the Company issued 900,000 shares of common stock at $.04 per share, for a total of $36,000.

NOTE 4 - INCOME TAXES
---------------------

For income tax purposes, the Company has elected to capitalize start-up costs incurred during the periods ended June 30, 2005 totaling $27,931. The start-up costs will be amortized over sixty months beginning in the year of initial operations.

SOUTHERN SAUCE COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
================================================================================


NOTE 5 - STOCKHOLDER LOAN
-------------------------

On March 31, 2005, $920 was paid for Company expenses by one of the stockholders. The amount is non-interest bearing and due within 12 months. During the period ended June 30, 2005, the Company paid the balance owed to the shareholder.

NOTE 6 - RECENT ACCOUNTING PRONOUNCEMENTS
-----------------------------------------

In November 2004, the FASB issued SFAS 151, Inventory Costs--an amendment of ARB No. 43, Chapter 4. The Statement amends the guidance of ARB No. 43, Chapter 4, Inventory Pricing , by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. It does not appear that this Statement will have a material effect on the financial position, operations or cash flows of the Company when it becomes effective in 2006.

In December 2004, the FASB issued SFAS No. 123R "Share-Based Payment" ("SFAS 123R"), a revision to SFAS No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"), and superseding APB Opinion No. 25 "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, including obtaining employee services in share-based payment transactions. SFAS 123R applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. Adoption of the provisions of SFAS 123R is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. The Company does not believe the adoption of SFAS 123 will have a material effect on the financial position, results of operations or cash flow.

NOTE 7 - NET LOSS PER SHARE
---------------------------

The Company's basic and diluted net loss per share amounts have been computed by dividing the results by the weighted average number of outstanding common shares. For the three and six months ended June 30, 2005, the Company reported a net loss, therefore no common shares equivalent were included in diluted net loss per common share because the affect would be anti-dilutive.

SOUTHERN SAUCE COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
================================================================================

NOTE 8 - GOING CONCERN
----------------------

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company reported cumulative net losses of $27,931 for the period ended June 30, 2005. Additional capital and/or borrowings will be necessary in order for the Company to continue in existence until attaining and sustaining profitable operations.

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This Prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

              50,000 Shares of Series A Convertible Preferred Stock

                          SOUTHERN SAUCE COMPANY, INC.

                                   PROSPECTUS

                                October __, 2005

TABLE OF CONTENTS

Prospectus Summary ............................................................1
Risk Factors ..................................................................3
Use of Proceeds ...............................................................7
Market for the Shares .........................................................7
Dividend Policy ...............................................................8
Determination of Offering Price ...............................................8
Dilution ......................................................................8
Capitalization ................................................................9
Special Note Regarding Forward Looking Statements ............................10
Plan of Operation ............................................................10
Business .....................................................................11
Management ...................................................................16
Executive Compensation .......................................................17
Security Ownership of certain Beneficial Owners and Management ...............17
Certain Relationships and Related Transactions ...............................17
Description of Securities ....................................................18
Shares Eligible for Future Sale Legal Matters ................................21
Indemnification ..............................................................21
Plan of Distribution .........................................................22
Resale of our shares .........................................................22
Legal Matters ................................................................23
Experts ......................................................................23
Additional Information .......................................................23
Subscription Agreement .......................................................24
Financial Statements ........................................................F-1

        Until _____________, the 90th day after the date of this prospectus, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

The Florida Business Corporation Act provides that a person who is successful on the merits or otherwise in defense of an action because of service as an officer or director or a corporation, such person is entitled to indemnification of expenses actually and reasonably incurred in such defense. F.S. 607.0850(3)

Such act also provides that the corporation may indemnify an officer or director, advance expenses, if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful. F.S. 607.0850(1)(2).

A court may order indemnification of an officer or director if it determines that such person is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances. F.S. 607.0850(9).

Reference is hereby made to Article IV of Registrant's By-laws which is filed as
Exhibit 3.2 and Article 5 of the Articles of Incorporation which is filed as
Exhibit 3.1. Under such provisions the Registrant is required to indemnify its officers and directors to the fullest extent such indemnification may be made under the provisions of the Florida Business Corporation Act.

Item 25. Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses in connection with the issuance and distribution of the securities offered hereby.

        Registration Fee .................................       $    59
        Printing Expenses* ...............................         5,000
        Legal Fees and Expenses* .........................        20,000
        Accounting Fees and Expenses* ....................         1,500
        Blue Sky Fees and Expenses* ......................         3,000
        Transfer Agent Fees and Expenses* ................         1,000
        Misc.* ...........................................         1,441
                                                                 -------
        Total ............................................       $32,000

*Estimated

Item 26. Recent Sales of Unregistered Securities.

        The following provides information concerning all sales of our securities which we made within the last three years which were not registered under the Securities Act of 1933.

        In December 2004 we issued 610,000 shares of our common stock to David Jordan for $5,000. We believe that the sale was exempt from registration under
Section 4(2) of the Securities Act of 1933. The securities were not offered publicly but only to Mr. Jordan in connection with the founding of the company. We believe the shareholder is knowledgeable and sophisticated in investment matters. The stockholder acknowledged that the shares were not registered under the Securities Act of 1933 and agreed to not sell or transfer the shares without complying with the registration requirements of the said Act or pursuant to an exemption from such registration requirements. The certificate for such shares contains a legend restricting transfer of the shares without registration under the Securities Act of 1933 or an exemption from such registration and a stop transfer order has been lodged against such shares.

        In December 2004 we issued shares of our common stock for consideration other than cash as follows. We believe that the sales were exempt from registration under Section 4(2) of the Securities Act of 1933. The securities were not offered publicly but only to identified persons who provided the specific consideration referred to herein. We believe the shareholders were knowledgeable and sophisticated in investment matters. Each stockholder acknowledged that the shares were not registered under the Securities Act of 1933 and agreed to not sell or transfer the shares without complying with the registration requirements of the said Act or pursuant to an exemption from such registration requirements. The certificates for such shares contains a legend restricting transfer of the shares without registration under the Securities Act of 1933 or an exemption from such registration and a stop transfer order has been lodged against such shares.

Stockholder                Shares          Consideration
-----------                ------          -------------
David Jordan               500,000        License of recipe valued at $1,570.
Robert E. Jordan           122,500        Services as director valued at $1,003.
Frank Rebello              122,500        Services as director valued at $1,003.
Joel Bernstein             122,500        Legal services valued at $1,003
SCM, Inc.                  122,500        Consulting services valued at $1,003

In the quarter ended March 31, 2005 we sold 900,000 shares of our common stock to the following eight (8) accredited investors for $36,000 ($0.04 per share). No broker dealer was involved in the sale of the shares and no commissions or other remuneration was paid in connection with these sales. The shares were issued in a private placement to accredited investors pursuant to an exemption from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof. The shareholders who received the forgoing shares signed a subscription agreement acknowledging that the shares were not registered under the Securities Act of 1933, and could only be sold under a registration or exemption from registration. Each certificate for such shares contains a restrictive legend concerning the foregoing restrictions on transfer and a stop transfer order has been lodged against such shares. Each investor was offered access to our books and records and the opportunity to ask our officers questions and receive answers concerning the terms and condition of the offering and the company.

Stockholder                Shares
-----------                ------
Frank Hawkins              150,000
Wirt Maxey                 150,000
Edward Legere              150,000
Joe Schweiger               75,000
John Goldberg               75,000
C. Michael Janowitz        150,000
Robert K.Whitt              75,000
John Haggiag                75,000

Item 27. Exhibits.

The following Exhibits are filed:

NUMBER      DESCRIPTION
------      -----------
3.1         Articles of Incorporation *
3.2         By-laws *
5.1         Legal Opinion of Joel Bernstein, Esq. regarding the legality of the securities being issued
10.1        License Agreement *
23.1        Consent of Joel Bernstein, Esq. is included in Exhibit 5.1
23.2        Consent of independent auditors
__________
* Previously filed.

Item 28. Undertakings.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        2. That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Morriston, State of Florida on October 13, 2005.



                                        SOUTHERN SAUCE COMPANY, INC.

                                        By: /s/ Robert E. Jordan
                                        ------------------------
                                        Robert E. Jordan
                                        President



        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



Signature                  Title                              Date

/s/ Robert E. Jordan       President (principal executive     October 13, 2005
Robert E. Jordan           officer) and director


/s/ Francis A. Rebello     Treasurer, Secretary (chief
Francis A. Rebello         accounting officer) and director   October 13, 2005